CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Western Exploration Inc. for the quarter ended March 31, 2005, I, Peter Banysch , Chief Executive Officer and Chief Financial Officer of Western Exploration, Inc. Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Western Exploration, Inc.

Dated: May 11, 2005

WESTERN EXPLORATION INC.

By: /s/ Peter Banysch

Chief Executive Officer and

Chief Financial Officer